                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                        August 13, 1998 (July 23, 1998)


                           SYNAGRO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



            0-21054                                       76-0511324
-------------------------------             ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)



                5850 SAN FELIPE, SUITE 500 HOUSTON, TEXAS 77057
--------------------------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code (713) 706-6180
--------------------------------------------------------------------------------



             16000 STUEBNER AIRLINE, SUITE 420 SPRING, TEXAS 77379
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) This form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the current reports on Form 8-K filed on June 30, 1998, and August 3, 1998.

(c) EXHIBITS.                                                                          Page
                                                                                       ----
Synagro Technologies, Inc.
      Introduction to Unaudited Pro Forma Financial Statements..........................F-2
      Pro Forma Balance Sheet (Unaudited)...............................................F-3
      Notes to Pro Forma Balance Sheet (Unaudited)......................................F-6
      Pro Forma Statements of Income (Unaudited)........................................F-6
      Notes to Pro Forma Statements of Income (Unaudited)...............................F-6

A&J Cartage, Inc. and Related Companies
      Report of Independent Public Accountants..........................................F-7
      Combined Balance Sheets...........................................................F-8
      Combined Statements of Operations.................................................F-9
      Combined Statements of Shareholders' Equity.......................................F-10
      Combined Statements of Cash Flows.................................................F-11
      Notes to Combined Financial Statements............................................F-12
      Unaudited Combined Balance Sheets.................................................F-18
      Unaudited Combined Statements of Operations.......................................F-19
      Unaudited Combined Statements of Cash Flows.......................................F-20
      Notes to Unaudited Combined Financial Statements..................................F-21

Biosolids Division of Recyc, Inc.
      Report of Independent Public Accountants..........................................F-24
      Balance Sheets....................................................................F-25
      Statements of Income and Divisional Equity........................................F-27
      Statements of Cash Flows..........................................................F-28
      Notes to Financial Statements.....................................................F-29
      Unaudited Balance Sheets..........................................................F-37
      Unaudited Statements of Income....................................................F-38
      Unaudited Statements of Cash Flows................................................F-39
      Notes to Unaudited Financial Statements...........................................F-40

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Synagro Technologies, Inc.
Date:  August 13, 1998
                                   By:  /s/ THOMAS J. BINTZ
                                            Thomas J. Bintz, Vice President,
                                               Corporate Controller

                          INDEX TO FINANCIAL STATEMENTS

                                                                                       Page
                                                                                       ----
Synagro Technologies, Inc.
      Introduction to Unaudited Pro Forma Financial Statements.......................   F-2
      Pro Forma Balance Sheet (Unaudited)............................................   F-3
      Pro Forma Statements of Income (Unaudited).....................................   F-5
      Notes to Pro Forma Balance Sheet (Unaudited)...................................   F-6
      Notes to Pro Forma Statements of Income (Unaudited)............................   F-6

A&J Cartage, Inc. and Related Companies
      Report of Independent Public Accountants.......................................   F-7
      Combined Balance Sheets........................................................   F-8
      Combined Statements of Operations..............................................   F-9
      Combined Statements of Shareholders' Equity....................................   F-10
      Combined Statements of Cash Flows..............................................   F-11
      Notes to Combined Financial Statements.........................................   F-12
      Unaudited Combined Balance Sheets..............................................   F-18
      Unaudited Combined Statements of Operations....................................   F-19
      Unaudited Combined Statements of Cash Flows....................................   F-20
      Notes to Unaudited Combined Financial Statements...............................   F-21

Biosolids Division of Recyc, Inc.
      Report of Independent Public Accountants.......................................   F-24
      Balance Sheets.................................................................   F-25
      Statements of Income and Divisional Equity.....................................   F-27
      Statements of Cash Flows.......................................................   F-28
      Notes to Financial Statements..................................................   F-29
      Unaudited Balance Sheets.......................................................   F-37
      Unaudited Statements of Income.................................................   F-38
      Unaudited Statements of Cash Flows.............................................   F-39
      Notes to Unaudited Financial Statements........................................   F-40


                           SYNAGRO TECHNOLOGIES, INC.


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION



On June 23, 1998, Synagro Technologies, Inc. (Synagro or the Company), completed the mergers of three of its wholly owned subsidiaries formed for the acquisitions with and into A&J Cartage, Inc., a Wisconsin corporation (A&J), Michigan Organic Resources, Inc., a Michigan corporation (MORI), and A&J Cartage, Inc., Southeast, a Florida corporation (A&J Southeast, and collectively with A&J and MORI, the A&J Companies), resulting in the A&J Companies becoming wholly owned subsidiaries of the Company. The consideration paid in the mergers was 1,812,533 shares of the Company's common stock, par value $.002 per share (Common Stock), and approximately $5,731,400 in cash and notes, subject to certain adjustments based on the sellers' balance sheet as of the date of the closing.

On July 27, 1998, the Company completed the acquisition from GroWest, Inc., a California corporation (the Recyc Seller), of all of the outstanding shares of capital stock of Recyc, Inc., a California corporation (Recyc). The consideration paid in the transactions consisted of (i) a promissory note in the amount of $2,304,750, (ii) 1,475,323 shares of the Company's Common Stock, (iii) payment of approximately $660,000 in bank debt, and (iv) the assumption of approximately $3,340,000 in other debts and obligations. The principal owed under the promissory note may be offset, and up to 375,000 of the shares issued to the Recyc Seller may be returned to the Company if certain postclosing conditions are not met. In connection with the acquisition, the Company entered into a lease agreement with an option to purchase with the two stockholders of Recyc, as trustees of a family trust of said stockholders, providing for the lease by Recyc of a composting facility. In addition, the Company entered into a transportation agreement with Recyc Trucking, Inc., a California corporation
(RTI), which is a wholly owned subsidiary of the Recyc Seller, for the provision by RTI of certain transportation services relating to Recyc's operations. The acquisition of the A&J Companies and Recyc are collectively referred to herein as the "Acquisitions".

The following unaudited pro forma financial statements present the balance sheet and income statement data from the consolidated financial statements of the Company, combined with the historical financial data of the Acquisitions, as follows: (a) the unaudited pro forma balance sheet includes the historical consolidated balance sheet data of Synagro at March 31, 1998, combined with the Acquisitions, as if each had occurred on March 31, 1998, and (b) the unaudited pro forma income statements for the year ended December 31, 1997, and for the three months ended March 31, 1998, include the historical consolidated income statements of Synagro for the respective periods combined with the Acquisitions as if each had occurred at the beginning of each respective period. The pro forma financial statements include, among others, certain adjustments to the historical financial statements of the Acquisitions, including the adjustment of amortization expenses to reflect purchase price allocations, recording of interest expense to reflect debt issued in connection with the Acquisitions, and the elimination of certain net assets of operations of Recyc not retained by the Company pursuant to the acquisition agreement.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's financial position or results of operations for any future period. Since the Company and the Acquisitions were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this filing, as well as information included in this Form 8-K/A.

                           SYNAGRO TECHNOLOGIES, INC.


                PRO FORMA COMBINED BALANCE SHEETS--MARCH 31, 1998

                                   (Unaudited)



                                                                                A&J                      Pro Forma      Pro Forma
                                                               Company       Companies       Recyc     Adjustments(a)   Combined
                                                               -------       ---------       -----     --------------   ---------
                             ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                $   3,625,772   $   260,573  $   205,659   $ (2,240,177)  $   1,851,827
   Short-term investments                                          64,504        -            -              -               64,504
   Restricted cash, current portion                               170,926        -            -              -              170,926
   Accounts receivable, net                                     3,194,727       652,607      706,967       (706,967)      3,847,334
   Notes receivable                                               467,139        -                                          467,139
   Prepaid expenses and other current assets                    1,720,579        13,579      189,533         -            1,923,691
                                                            -------------   -----------  -----------   ------------   -------------

              Total current assets                              9,243,647       926,759    1,102,159     (2,947,144)      8,325,421

PROPERTY, MACHINERY AND EQUIPMENT, net                          8,558,674     1,660,974    1,647,398     (1,047,398)     10,819,648

OTHER ASSETS:
   Goodwill, net                                                4,397,304       970,366      747,719     29,228,520      35,343,909
   Restricted cash, long-term portion                             173,387        -            -              -              173,387
   Assets held for sale, net                                       -             -            -              -               -
   Other                                                          590,109       129,681      517,079       (517,079)        719,790
                                                            -------------   -----------  -----------   ------------   -------------

              Total assets                                  $  22,963,121   $ 3,687,780  $ 4,014,355   $ 24,716,899   $  55,382,155
                                                            =============   ===========  ===========   ============   =============

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                    $   3,642,327   $   494,777  $ 1,018,419   $ (1,018,419)  $   4,137,104
   Current portion of long-term debt                            3,200,303       604,698    1,136,984      1,414,973       6,356,958
                                                            -------------   -----------  -----------   ------------   -------------

              Total current liabilities                         6,842,630     1,099,475    2,155,403        396,554      10,494,062

LONG-TERM DEBT, net                                             5,011,235       125,514      766,322      6,902,725      12,805,796

DEFERRED TAXES                                                     -             -           141,362       (141,362)         -

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK                                      3,500,004        -            -              -            3,500,004

STOCKHOLDERS' EQUITY:
   Preferred stock                                                 -             -            -              -               -
   Common stock                                                    15,221         4,200        1,000          1,376          21,797
   Additional paid-in capital                                  28,838,502     1,084,587      340,775     19,541,103      49,804,967
   Accumulated deficit                                        (21,244,471)    1,374,004      609,493     (1,983,497)    (21,244,471)
                                                            -------------   -----------  -----------   ------------   -------------

              Total stockholders' equity                        7,609,252     2,462,791      951,268     17,558,982      28,582,293
                                                            -------------   -----------  -----------   ------------   -------------

              Total liabilities and stockholders' equity    $  22,963,121   $ 3,687,780  $ 4,014,355   $ 24,716,899   $  55,382,155
                                                            =============   ===========  ===========   ============   =============



         The accompanying notes are an integral part of these pro forma combined financial statements.

                           SYNAGRO TECHNOLOGIES, INC.


                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                   (Unaudited)


                                                                           A&J                      Pro Forma       Pro Forma
                                                         Company        Companies      Recyc       Adjustments       Combined
                                                       -----------     -----------  -----------   ------------     ------------
REVENUES                                               $ 25,303,069    $ 8,307,545  $ 6,239,460   $   (579,802)(a) $ 39,270,272

COST OF SERVICES                                         21,007,387      5,994,871    5,015,286       (666,151)(a)   30,388,562
                                                                                                      (279,200)(b)
                                                                                                      (382,099)(c)
                                                                                                      (301,532)(d)
                                                       ------------    -----------  -----------   ------------     ------------
                       Gross profit                       4,295,682      2,312,674    1,224,174      1,049,180        8,881,710

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              3,571,765      1,051,458      728,828       (528,828)(a)    5,555,817
                                                                                                       (63,624)(e)
                                                                                                       100,017 (f)
                                                                                                       696,201 (g)
OTHER CHARGES (CREDITS):
   Loss on assets held for sale and other special
      charges (credits)                                    (721,286)        -            -              -              (721,286)
                                                       ------------    -----------  -----------   ------------     ------------

                       Income (loss) from operations      1,445,203      1,261,216      495,346        845,414        4,047,179
                                                       ------------    -----------  -----------   ------------     ------------

OTHER INCOME (EXPENSE):
   Other income, net                                        407,177        129,806       32,299         -               569,282
   Interest                                                (923,879)       (54,968)    (119,769)      (582,238)(h)   (1,680,854)
                                                       ------------    -----------  -----------   ------------     ------------
                                                           (516,702)        74,838      (87,470)      (582,238)      (1,111,572)
                                                       ------------    -----------  -----------   ------------     ------------

NET INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES           928,501      1,336,054      407,876        263,176        2,935,607

PROVISION FOR INCOME TAXES                                   -              -             4,948         -                 4,948
                                                       ------------    -----------  -----------   ------------     ------------

NET INCOME (LOSS)                                      $    928,501    $ 1,336,054  $   402,928   $    263,176     $  2,930,659
                                                       ============    ===========  ===========   ============     ============

INCOME PER COMMON AND COMMON SHARE EQUIVALENT:
   Net income (loss), basic                            $        .12                                                $        .27
                                                       ============                                                ============

   Net income (loss), diluted                          $        .12                                                $        .27
                                                       ============                                                ============

WEIGHTED AVERAGE SHARES OUTSTANDING, basic                7,545,113                                                  10,832,969(i)
                                                       ============                                                ============

WEIGHTED AVERAGE SHARES OUTSTANDING, diluted              7,740,344                                                  11,028,196(j)
                                                       ============                                                ============


         The accompanying notes are an integral part of these pro forma combined financial statements.

                           SYNAGRO TECHNOLOGIES, INC.


                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (Unaudited)



                                                                              A&J                    Pro Forma        Pro Forma
                                                           Company         Companies      Recyc     Adjustments       Combined
                                                         ------------    -----------   -----------   -----------     ------------
REVENUES                                                 $  5,621,635    $ 1,455,909   $ 1,546,160   $ (140,511)(a)  $  8,483,193

COST OF SERVICES                                            4,945,920      1,409,601     1,447,656     (206,066)(a)     7,208,322
                                                                                                        (80,300)(b)
                                                                                                       (107,611)(c)
                                                                                                       (200,878)(d)
                                                         ------------    -----------   -----------   ----------       -----------
                         Gross profit                         675,715         46,308        98,504      454,344         1,274,871

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  588,284        227,893       381,339     (331,339)(a)     1,050,695
                                                                                                        (14,536)(e)
                                                                                                         25,004 (f)
                                                                                                        174,050 (g)

SPECIAL CHARGES (CREDITS)                                    (112,999)        -             -            -               (112,999)
                                                         ------------    -----------   -----------   ----------       -----------

                         Operating income                     200,430       (181,585)     (282,835)     601,165           337,175

OTHER INCOME (EXPENSE):
   Interest income (expense)                                 (242,529)       (14,967)      (49,879)    (145,559)(h)      (452,934)
   Other                                                      173,681          5,929            14                        179,624
                                                         ------------    -----------   -----------   ----------       -----------

                                                              (68,848)        (9,038)      (49,865)    (145,559)          273,310
                                                         ------------    -----------   -----------   ----------       -----------

INCOME BEFORE INCOME TAXES                                    131,582       (190,623)     (332,700)     455,606            63,865

PROVISION FOR INCOME TAXES                                     -              -             -            -                 -
                                                         ------------    -----------   -----------   ----------       -----------
NET INCOME BEFORE REDEEMABLE PREFERRED STOCK DIVIDEND         131,582       (190,623)     (332,700)     455,606            63,865

REDEEMABLE PREFERRED STOCK DIVIDEND                         3,514,587         -             -            -              3,514,587
                                                         ------------    -----------   -----------   ----------       -----------

NET INCOME (LOSS)                                        $ (3,383,005)   $  (190,623)  $  (332,700)  $  455,606      $ (3,450,722)
                                                         ============    ===========   ===========   ==========      ============

NET INCOME (LOSS) PER SHARE:
   Basic                                                 $       (.44)                                               $       (.32)
                                                         ============                                                ============

   Diluted                                               $       (.44)                                               $       (.32)
                                                         ============                                                ============

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE:
     Basic                                                  7,610,305                                                  10,898,161(i)
                                                         ============                                                ============

     Diluted                                                7,610,305                                                  10,898,161(j)
                                                         ============                                                ============



         The accompanying notes are an integral part of these pro forma combined financial statements.

                           SYNAGRO TECHNOLOGIES, INC.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



1. UNAUDITED PRO FORMA COMBINED
   BALANCE SHEET ADJUSTMENTS:

The unaudited pro forma combined balance sheet adjustments consist of the following:

(a) To record the estimated purchase price of the Acquisitions by the Company consisting of approximately $2.2 million in cash, an aggregate of 3,287,856 shares of Common Stock and the issuance of notes of approximately $6 million, and to eliminate certain assets and liabilities not retained/assumed.

2.  UNAUDITED PRO FORMA COMBINED
    STATEMENT OF OPERATIONS ADJUSTMENTS:

The unaudited pro forma combined statement of operations adjustments consist of the following:

(a) To eliminate sales and related costs and expenses of certain Recyc operations not retained by the Company.

(b) To adjust rental charge of a composting site as a result of a lease agreement entered into in connection with the acquisition of Recyc.

(c) To adjust depreciation expense related to purchase price adjustments of property and equipment.

(d) To adjust certain transportation costs based on the transportation agreement entered into in connection with the acquisition of Recyc.

(e)  To eliminate certain nonrecurring expenses related to the acquisition.

(f) To adjust compensation expense to reflect additional salary costs related to an employment agreement with a seller of the A&J Companies, net of certain salary costs attributable to staff reductions.

(g) To reflect the amortization of goodwill to be recorded in connection with the Acquisitions over a 40-year estimated life.

(h) To record additional interest expense on the debt incurred in connection with the Acquisitions.

(i) Includes 7,545,113 shares, and 7,610,305 shares outstanding for the year ended December 31, 1997, and for the three months ended March 31, 1998, respectively, and 3,287,856 shares for the year ended December 31, 1997, and the three months ended March 31, 1998, issued in connection with acquisitions as if each occurred at the beginning of each respective period.

(j) Includes the weighted average common shares outstanding and 195,227 shares, and -0- shares for the year ended December 31, 1997, and for the three months ended March 31, 1998, respectively, representing the effect of outstanding warrants and options to purchase common stock, using the treasury method.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To A & J Cartage, Inc.:

We have audited the accompanying combined balance sheets of A & J Cartage, Inc. and related companies as of December 31, 1996 and 1997, and the related combined statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of A & J Cartage, Inc. and related companies as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP



Houston, Texas
June 5, 1998

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                             COMBINED BALANCE SHEETS



                                                                                December 31
                                                                         --------------------------
                                                                            1996           1997
                                                                         -----------    -----------

                                         ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                             $   147,089    $    98,495
   Accounts receivable, net of allowance of $20,000                        1,218,507      1,167,199
   Prepaid expenses and other current assets                                  45,867         10,231
                                                                         -----------    -----------

                        Total current assets                               1,411,463      1,275,925

PROPERTY AND EQUIPMENT, net                                                1,761,361      1,814,991

GOODWILL, net                                                              1,004,231        977,139

NONCOMPETE AGREEMENT, net                                                    223,739        162,720
                                                                         -----------    -----------

                        Total assets                                     $ 4,400,794    $ 4,230,775
                                                                         ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Lines of credit                                                       $    -         $   255,100
   Current maturities of long-term debt                                       76,000        334,516
   Due to shareholder                                                        132,558         -
   Accounts payable and accrued expenses                                     298,316        396,164
                                                                         -----------    -----------

                        Total current liabilities                            506,874        985,780

LONG-TERM DEBT, net of current maturities                                    160,605        103,585

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Common stock                                                                4,100          4,200
   Additional paid-in capital                                              1,084,587      1,084,587
   Retained earnings                                                       2,644,628      2,052,623
                                                                         -----------    -----------

                        Total shareholders' equity                         3,733,315      3,141,410
                                                                         -----------    -----------

                        Total liabilities and shareholders' equity       $ 4,400,794    $ 4,230,775
                                                                         ===========    ===========



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                        COMBINED STATEMENTS OF OPERATIONS



                                                                  Year Ended December 31
                                                          ------------------------------
                                                             1995          1996           1997
                                                          -----------   -----------    -----------

REVENUES                                                  $ 5,183,497   $ 7,197,854    $ 8,307,545

COST OF REVENUES                                            3,504,931     5,116,446      5,994,871
                                                          -----------   -----------    -----------

                     Gross profit                           1,678,566     2,081,408      2,312,674

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  827,972       895,552      1,051,458
                                                          -----------   -----------    -----------

                     Income from operations                   850,594     1,185,856      1,261,216
                                                          -----------   -----------    -----------

OTHER INCOME (EXPENSE):
   Interest, net                                              (17,349)      (20,533)       (54,968)
   Other                                                       33,395       355,656        129,806
                                                          -----------   -----------    -----------

                     Other income (expense), net               16,046       335,123         74,838
                                                          -----------   -----------    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                      866,640     1,520,979      1,336,054

PROVISION (BENEFIT) FOR INCOME TAXES                           36,567      (138,926)        -
                                                          -----------   -----------    -----------

NET INCOME                                                $   830,073   $ 1,659,905    $ 1,336,054
                                                          ===========   ===========    ===========



                    The accompanying notes are an integral part of these combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                    Common Stock       Additional                      Total
                                                  -----------------     Paid-In       Retained     Shareholders'
                                                  Shares    Amount      Capital       Earnings         Equity
                                                  -------   -------   -----------    ------------   ------------
BALANCE, December 31, 1994                         4,100   $ 4,100   $ 1,084,587    $  2,151,873   $  3,240,560
   Distributions                                  -         -             -           (1,250,075)    (1,250,075)
   Net income                                     -         -             -              830,073        830,073
                                                 -------   -------   -----------    ------------   ------------

BALANCE, December 31, 1995                         4,100     4,100     1,084,587       1,731,871      2,820,558
   Distributions                                  -         -             -             (747,148)      (747,148)
   Net income                                     -         -             -            1,659,905      1,659,905
                                                 -------   -------   -----------    ------------   ------------

BALANCE, December 31, 1996                         4,100     4,100     1,084,587       2,644,628      3,733,315
   Founding of A & J Cartage Southeast, Inc.         100       100        -               -                 100
   Distributions                                  -         -             -           (1,928,059)    (1,928,059)
   Net income                                     -         -             -            1,336,054      1,336,054
                                                 -------   -------   -----------    ------------   ------------

BALANCE, December 31, 1997                         4,200   $ 4,200   $ 1,084,587    $  2,052,623   $  3,141,410
                                                 =======   =======   ===========    ============   ============



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                        COMBINED STATEMENTS OF CASH FLOWS



                                                                        Year Ended December 31
                                                               -----------------------------------------
                                                                   1995          1996           1997
                                                               ------------   -----------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                  $    830,073   $ 1,659,905   $  1,336,054
   Adjustments to reconcile net income to net cash provided
     by operating activities-
       Depreciation and amortization                                285,357       735,796        948,279
       Loss (gain) on sale of property and equipment                (15,994)      (12,333)      (137,049)
       Deferred income taxes                                         36,567      (138,926)        -
       Changes in operating assets and liabilities-
         (Increase) decrease in-
           Accounts receivable                                      432,265      (526,908)        51,308
           Prepaid expenses and other current assets                 26,951       (12,285)        35,636
         Increase (decrease) in-
           Accounts payable and accrued expenses                    236,150       (26,727)        97,848
       Other, net                                                    (8,884)       66,350         -
                                                               ------------   -----------   ------------

              Net cash provided by operating activities           1,822,485     1,744,872      2,332,076
                                                               ------------   -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net additions of property and equipment                         (169,664)     (881,125)      (776,748)
                                                               ------------   -----------   ------------

              Net cash used in investing activities                (169,664)     (881,125)      (776,748)
                                                               ------------   -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings on notes payable                                      100,000        -             258,516
   Payments on notes payable                                       (166,363)     (252,128)       (57,021)
   Borrowings on revolving credit facility                          197,112        -             255,100
   Payments on revolving credit facility                             -           (197,112)        -
   Borrowings (payments) on notes payable from shareholders,
     net                                                           (281,625)      132,588       (132,558)
   Issuance of common stock                                          -             -                 100
   Distribution to shareholders                                  (1,250,075)     (747,148)    (1,928,059)
                                                               ------------   -----------   ------------

              Net cash used in financing activities              (1,400,951)   (1,063,800)    (1,603,922)
                                                               ------------   -----------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                251,870      (200,053)       (48,594)


CASH AND CASH EQUIVALENTS, beginning of year                         95,271       347,142        147,089
                                                               ------------   -----------   ------------

CASH AND CASH EQUIVALENTS, end of year                         $    347,141   $   147,089   $     98,495
                                                               ============   ===========   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for-
     Interest                                                  $     84,861   $     6,478   $     35,987
     Income taxes                                                    56,340        41,906         -



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  BUSINESS AND ORGANIZATION:

A & J Cartage, Inc. (A & J), a Wisconsin corporation, is engaged in the biosolids management business. A & J does this through reuse of organic materials, transportation and monitoring of biosolids and the marketing of end products from the treatment of such materials. A & J, which is headquartered in Milwaukee, Wisconsin, serves customers in the states of Wisconsin, Illinois and Oklahoma.

Michigan Organic Resources, Inc. (Michigan Organic), a Michigan corporation, is also engaged in the biosolids management business. Michigan Organic is headquartered in Grand Rapids, Michigan. Michigan Organic was acquired by the Shareholder (see Note 2) in August 1995.

The following unaudited pro forma summary presents information as if the purchase of Michigan Organic had occurred at January 1, 1995. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise:

                                                    Year Ended
                                                   December 31,
                                                      1995
                                                  -------------
                                                   (Unaudited)

       Pro forma revenue                           $ 6,520,591
       Pro forma net income                            250,806

A & J Cartage Southeast, Inc. (Southeast), a Florida corporation, was founded in June 1997 by the Shareholder (see Note 2) and is engaged in the biosolids management business. Southeast is headquartered and operates in Florida.

The Company (see Note 2) entered into an agreement effective May 1, 1998, to sell substantially all the Company's net assets to Synagro Technologies, Inc. (Synagro), a biosolids management company located in Houston, Texas. Concurrently with the sale, the Company will enter into agreements with the Shareholder to lease certain land and buildings used in the Company's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

Basis of Presentation

The combined financial statements include the accounts and operations of A & J, Michigan Organic (since date of acquisition) and Southeast (since date of formation) (collectively, the Company), and each is controlled by one individual shareholder (the Shareholder). All significant intercompany balances and transactions between the related companies have been eliminated in combination.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is being provided using straight-line methods over estimated useful lives of seven to 20 years.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

Stockholders' Equity

The authorized, issued and outstanding shares of the Company were as follows at December 31, 1996 and 1997:

                                         1996                                    1997
                        --------------------------------------  --------------------------------------
                                          Issued and                              Issued and
                         Authorized      Outstanding      Par     Authorized      Outstanding     Par
                         ----------      -----------      ---     ----------      -----------     ---
A & J                         100             100          $1         100              100         $1
Michigan Organic            4,000           4,000           1       4,000            4,000          1
Southeast                  -               -                -         100              100          1

Revenue Recognition

The Company recognizes revenue when services are completed or provided.

Accounts Receivable and
Provision for Doubtful Accounts

The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

Intangible Assets and Amortization

The Company's intangible assets are comprised of goodwill and a noncompete agreement. Goodwill is amortized on a straight-line basis over 40 years, while the noncompete agreement is amortized on a straight-line basis over five years. Amortization expense for these intangible assets was $32,704, $88,111 and $88,111 for the years ended December 31, 1995, 1996 and 1997, respectively.

Income Taxes

Effective May 1, 1996, Michigan Organic elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns.

Prior to May 1, 1996, Michigan Organic followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes were recorded based upon differences between the financial reporting and tax bases of assets when the underlying assets or liabilities were recovered or settled.

A & J and Southeast are S Corporations, as defined by the Internal Revenue Code, during all years presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Realization of Long-Lived Assets

The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

3.  PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                                    Estimated           December 31
                                                  Useful Lives    -------------------------
                                                    in Years         1996          1997
                                                  -------------   -----------   -----------

Transportation equipment                              7-10        $ 2,765,942   $ 3,302,176
Machinery and equipment                               7-10          3,176,263     3,628,815
Building and leasehold improvements                     20            495,284       120,512
Furniture and fixtures                                  10             25,937        31,877
                                                                  -----------   -----------
                                                                    6,463,426     7,083,380
Less- Accumulated depreciation and amortization                     4,702,065     5,268,389
                                                                  -----------   -----------

                 Property and equipment, net                      $ 1,761,361   $ 1,814,991
                                                                  ===========   ===========

4.  DETAIL OF CERTAIN
    BALANCE SHEET ACCOUNTS:

Activity in the Company's allowance for doubtful accounts receivable consists of the following:

                                                                           December 31
                                                                      ----------------------
                                                                        1996          1997
                                                                      ---------     --------
Balance at beginning of period                                        $  20,000     $ 20,000
Additions to costs and expenses                                          28,598       -
Deductions for uncollectible receivables written off and
   recoveries                                                           (28,598)      -
                                                                      ---------     --------
                 Balance at end of period                             $  20,000     $ 20,000
                                                                      =========     ========

Accounts payable and accrued expenses consist of the following:

                                                                          December 31
                                                                      ----------------------
                                                                        1996         1997
                                                                      ---------     --------
Accounts payable, trade                                                $240,900     $284,997
Accrued compensation and benefits                                        34,596       66,831
Other accrued expenses                                                   22,820       44,336
                                                                      ---------     --------

                                                                      $ 298,316    $ 396,164
                                                                      =========    =========

5.  LINES OF CREDIT:

The Company has two open line-of-credit agreements with maximum credit limits of $250,000 and $500,000, due on July 1, 1998, and April 1, 1998, respectively. The two line-of-credit agreements bear interest based upon the bank's variable prime lending rate plus 1 percent and less 0.5 percent, respectively. Borrowings of $- and $255,100 were outstanding under these line-of-credit agreements at December 31, 1996 and 1997, respectively.

These agreements contain certain covenants which include, among other things, maintenance of certain financial ratios and minimum equity balances and are personally guaranteed by the Shareholder.

6. LONG-TERM DEBT:

The following is a summary of the Company's long-term debt instruments:


                                                                                                   December 31
                                                                                               ----------------------
                                                                                                 1996         1997
                                                                                               ---------    ---------
Note payable to a financial institution, secured by equipment, matures June
   1998, payable in monthly principal and interest installments of $9,941,
   bearing interest of 9% until maturity and 11% after maturity                                $  -         $ 258,516
Notes payable to former owner of Michigan Organic, secured by an irrevocable letter of credit maturing in August 2000, payable in fixed monthly installments of $6,333,
   imputed interest of 9%                                                                        236,605      179,585
                                                                                               ---------    ---------
                                                                                                 236,605      438,101
Less- Current maturities                                                                          76,000      334,516
                                                                                               ---------    ---------

                                                                                               $ 160,605    $ 103,585
                                                                                               =========    =========

7.  LEASES:

The Company leases storage facilities from a company owned by the Shareholder. The lease is currently on a month-to-month basis. Rent expense under this related-party lease was $60,000, $60,000 and $60,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

8.  INCOME TAXES:

Federal and state income taxes for the years ended December 31, 1995 and 1996, are as follows:

                                                              1995          1996
                                                           ----------    -------

Federal-
   Current                                                  $  -         $    -
   Deferred                                                    34,496       (131,168)
State-
   Current                                                     -              -
   Deferred                                                     2,071         (7,758)

                                                            $  36,567    $  (138,926)
                                                            =========    ===========

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 35 percent to income (loss) before provision for income taxes for the years ended December 31, 1995 and 1996, as follows:


                                                              1995          1996
                                                            ---------    ----------
Provision at the statutory rate                             $  32,415    $   -
Increase (decrease) resulting from-
   Nondeductible expenses                                       2,786        -
   State income tax, net of benefit for federal deduction       1,366        -
   Effect of electing S Corporation status                     -           (138,926)

                                                            $  36,567    $ (138,926)
                                                            =========    ==========

9. RELATED-PARTY TRANSACTIONS:

The Company recognized revenue from a Canadian company majority-owned by the Shareholder of the Company. During years ended December 31, 1995, 1996 and 1997, the Company recognized revenue from the related company of $40,000, $36,000 and $48,000, respectively. Additionally, the Company purchased $110,000 of machinery and equipment from the related company during the year ended December 31, 1996.

10.  EMPLOYEE BENEFIT PLAN:

A & J has a defined contribution profit-sharing plan. The plan allows all employees who have completed 12 months of service to contribute up to 15 percent of income. The plan does not provide for matching contributions from A & J, though A & J may make discretionary contributions. For the three years ended December 31, 1997, no discretionary contributions were made and the only participant was the Shareholder. A & J's profit-sharing plan and trust was terminated in April 1998.

Michigan Organic has a defined contribution 401(k) profit-sharing plan. The plan allows all employees who have completed 12 months of service to contribute up to 16 percent of income. The plan provides for Michigan Organic to match 50 percent of the first 4 percent contributed by each employee. The contributions by Michigan Organic under the plan were approximately $-, $- and $6,466 for the years ended December 31, 1995, 1996 and 1997, respectively. Michigan Organic made no discretionary contributions for the three years ended December 31, 1997.

11.  FINANCIAL INSTRUMENTS:

The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12.  COMMITMENTS AND CONTINGENCIES:

Litigation

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

Insurance

The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy.

Other Matters

During 1996, the Company collected $350,000 on a legal claim against a customer for services provided by the Company prior to 1995. The amount has been recognized as other income in the accompanying financial statements for the year ended December 31, 1996.

13.  MAJOR CUSTOMERS AND RISK CONCENTRATION:

Significant Customers

Significant customers are those that account for greater than 10 percent of the Company's revenues. For the three years ended December 31, 1997, two customers accounted for 60 percent, 34 percent and 29 percent, respectively, of the Company's revenues. During the fourth quarter of 1997, the Company discontinued its service with one significant customer which represented approximately 19 percent of 1997 revenues of the Company.

In addition, the Company grants credit, generally without collateral, to its customers, which are municipalities located primarily in Milwaukee, Chicago, Tulsa, Grand Rapids and South Florida. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these markets. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14.  SUBSEQUENT EVENTS:

On April 30, 1998, Michigan Organic purchased 2,401 shares from the Shareholder. In consideration, Michigan Organic assumed a note payable by the Shareholder to a third party in the amount of $1,054,263.

15.  RECENTLY ISSUED
     ACCOUNTING PRONOUNCEMENT:

In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued. SFAS No. 131 requires that companies report financial and descriptive information about their reportable operating segments. Segment information to be reported is to be based upon the way management organizes the segments for making operating decisions and assessing performance. The Company believes the adoption of SFAS No. 131 will have no significant effect on its financial reporting.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                        UNAUDITED COMBINED BALANCE SHEET



                                                                                     March 31
                                                                                       1998
                                                                                    -----------


                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                        $   260,573
   Accounts receivable, net of allowance of $20,000                                     652,607
   Prepaid expenses and other current assets                                             13,579
                                                                                    -----------

                Total current assets                                                    926,759

PROPERTY AND EQUIPMENT, net                                                           1,660,974

GOODWILL, net                                                                           970,366

NONCOMPETE AGREEMENT, net                                                               129,681
                                                                                    -----------

                Total assets                                                        $ 3,687,780
                                                                                    ===========

           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Lines of credit                                                                  $   356,100
   Current maturities of long-term debt                                                 228,598
   Due to shareholder                                                                    20,000
   Accounts payable and accrued expenses                                                494,777
                                                                                    -----------

                Total current liabilities                                             1,099,475

LONG-TERM DEBT, net of current maturities                                               125,514

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Common stock                                                                           4,200
   Additional paid-in capital                                                         1,084,587
   Retained earnings                                                                  1,374,004
                                                                                    -----------

                Total shareholders' equity                                            2,462,791
                                                                                    -----------

                Total liabilities and shareholders' equity                          $ 3,687,780
                                                                                    ===========



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                   UNAUDITED COMBINED STATEMENTS OF OPERATIONS



                                                          Three Months
                                                         Ended March 31
                                                    --------------------------
                                                       1997           1998
                                                    -----------    -----------

REVENUES                                            $ 1,724,100    $ 1,455,909

COST OF REVENUES                                      1,081,588      1,409,601
                                                    -----------    -----------

           Gross profit                                 642,512         46,308

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            288,341        227,893
                                                    -----------    -----------

           Income (loss) from operations                354,171       (181,585)
                                                    -----------    -----------

OTHER INCOME (EXPENSE):
   Interest, net                                         (6,731)       (14,967)
   Other                                                    154          5,929
                                                    -----------    -----------

           Other income (expense), net                   (6,577)        (9,038)
                                                    -----------    -----------

NET INCOME (LOSS)                                   $   347,594    $  (190,623)
                                                    ===========    ===========



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS



                                                                  Three Months
                                                                 Ended March 31
                                                            ---------------------------
                                                               1997            1998
                                                            -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                               $   347,594    $   (190,623)
   Adjustments to reconcile net income to net cash provided
     by operating activities-
       Depreciation and amortization                            188,137         205,129
       Loss (gain) on sale of property and equipment            (30,000)        (30,000)
       Changes in operating assets and liabilities-
         (Increase) decrease in-
           Accounts receivable                                   26,669         514,592
           Prepaid expenses and other current assets             12,350          (3,348)
         Increase (decrease) in-
           Accounts payable and accrued expenses                 32,380         100,434
                                                            -----------    ------------

              Net cash provided by operating activities         577,130         596,184
                                                            -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Sale (purchase) of property and equipment, net              (343,833)         16,870
                                                            -----------    ------------

              Net cash provided by (used in)
                 investing activities                          (343,833)         16,870
                                                            -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings (payments) on notes payable, net                  (15,091)        270,527
   Borrowings (payments) on revolving credit facility           309,312        (233,516)
   Distribution to shareholder                                 (167,530)       (487,987)
                                                            -----------    ------------

              Net cash provided by (used in)
                 financing activities                           126,691        (450,976)
                                                            -----------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       359,988         162,078

CASH AND CASH EQUIVALENTS, beginning of year                    147,089          98,495
                                                            -----------    ------------

CASH AND CASH EQUIVALENTS, end of year                      $   507,077    $    260,573
                                                            ===========    ============



              The accompanying notes are an integral part of these
                         combined financial statements.

                    A & J CARTAGE, INC. AND RELATED COMPANIES


                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS



1.  BUSINESS AND ORGANIZATION:

A & J Cartage, Inc. (A & J), a Wisconsin corporation, is engaged in the biosolids management business. A & J does this through reuse of organic materials, transportation and monitoring of biosolids and the marketing of end products from the treatment of such materials. A & J, which is headquartered in Milwaukee, Wisconsin, serves customers in the states of Wisconsin, Illinois and Oklahoma.

Michigan Organic Resources, Inc. (Michigan Organic), a Michigan corporation, is also engaged in the biosolids management business. Michigan Organic is headquartered in Grand Rapids, Michigan. Michigan Organic was acquired by the Shareholder (see Note 2) in August 1995.

A & J Cartage Southeast, Inc. (Southeast), a Florida corporation, was founded in November 1997 by the Shareholder (see Note 2) and is engaged in the biosolids management business. Southeast is headquartered and operates in Florida.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

Basis of Presentation

The combined financial statements include the accounts and operations of A & J, Michigan Organic (since date of acquisition) and Southeast (since date of formation) (collectively, the Company), and each is controlled by one individual shareholder (the Shareholder). All significant intercompany balances and transactions between the related companies have been eliminated in combination.

Interim Financial Information

The interim financial statements for the three months ended March 31, 1997, and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is being provided using straight-line methods over estimated useful lives of seven to 20 years.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

Stockholders' Equity

The authorized, issued and outstanding shares of the Company were as follows at March 31, 1997 and 1998:

                                  Issued and
                                  Authorized      Outstanding     Par
                                  ----------      -----------     ---
          A & J                        100             100         $1
          Michigan Organic           4,000           4,000          1
          Southeast                    100             100          1

Revenue Recognition

The Company recognizes revenue when services are completed or provided.

Accounts Receivable and
Provision for Doubtful Accounts

The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable.

Intangible Assets and Amortization

The Company's intangible assets are comprised of goodwill and a noncompete agreement. Goodwill is amortized on a straight-line basis over 40 years, while the noncompete agreement is amortized on a straight-line basis over five years.

Income Taxes

Effective May 1, 1996, Michigan Organic elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns.

Prior to May 1, 1996, Michigan Organic followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes were recorded based upon differences between the financial reporting and tax bases of assets when the underlying assets or liabilities were recovered or settled.

A & J and Southeast are S Corporations, as defined by the Internal Revenue Code, during all years presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Realization of Long-Lived Assets

The Company follows the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary.

                         Report of Independent Auditors



Board of Directors
Recyc, Inc.

We have audited the accompanying balance sheets of the Biosolids Division of Recyc, Inc. as of December 31, 1997 and 1996, and the related statements of income and divisional equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Biosolids Division of Recyc, Inc. at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

Riverside, California
April 3, 1998

                        Biosolids Division of Recyc, Inc.

                                 Balance Sheets




                                                                                DECEMBER 31
                                                                         1997               1996
                                                                ------------------------------------------

ASSETS
Current assets:
    Accounts receivable, less allowances for doubtful
       accounts of approximately $40,800 in 1997
       and $28,800 in 1996                                           $     833,435      $     537,479
    Intercompany receivables                                             2,965,192          2,308,844
    Prepaid expenses and other                                             152,479            135,780
                                                                ------------------------------------------
Total current assets                                                     3,951,106          2,982,103

Property, plant and equipment:
    Machinery and equipment                                              1,834,142          1,512,210
    Transportation equipment                                             1,818,296          1,587,168
    Office furniture and equipment                                         201,342            140,101
    Buildings and improvements                                             378,506            354,704
    Land                                                                   132,500            132,500
                                                                ------------------------------------------
                                                                         4,364,786          3,726,683
    Less accumulated depreciation and amortization                       2,602,861          2,138,061
                                                                ------------------------------------------
                                                                         1,761,925          1,588,622

Long-term accounts receivable                                              331,939            322,300

Note receivable from shareholder                                           183,557            182,365

Intangible assets, net of accumulated amortization of
    approximately $54,300 in 1997 and $15,900 in 1996                      655,426            264,600
                                                                ------------------------------------------
Total assets                                                         $   6,883,953      $   5,339,990
                                                                ==========================================


                                                                             DECEMBER 31
                                                                      1997               1996
                                                             ------------------------------------------
LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
    Cash overdraft                                                $     376,210      $     128,478
    Accounts payable                                                    386,554            266,869
    Accrued expenses                                                    307,566            436,169
    Current portion of notes payable                                  1,136,984            700,916
                                                             ------------------------------------------
Total current liabilities                                             2,207,314          1,532,432

Notes payable, less current portion                                     684,419            222,414

Deferred income taxes                                                    10,658              6,510
                                                             ------------------------------------------
Total liabilities                                                     2,902,391          1,761,356

Commitments and contingencies (Notes 5 and 8)

Divisional equity                                                     3,981,562          3,578,634

                                                             ------------------------------------------
Total liabilities and divisional equity                           $   6,883,953      $   5,339,990
                                                             ==========================================



See accompanying notes.

                        Biosolids Division of Recyc, Inc.

                   Statements of Income and Divisional Equity




                                                                            YEAR ENDED DECEMBER 31
                                                                   1997              1996              1995
                                                             ------------------------------------------------------

Net sales                                                       $  6,239,460     $  6,050,966       $  6,588,021
Cost of sales                                                      4,466,519        4,451,594          4,853,758
                                                             ------------------------------------------------------
Gross profit                                                       1,772,941        1,599,372          1,734,263

Operating expenses:
    Selling, general and administrative expenses                     728,829          987,438            881,380
    Depreciation and amortization                                    548,767          449,125            490,912
                                                             ------------------------------------------------------
Operating income                                                     495,345          162,809            361,971

Other (income) expense:
    Interest expense, net                                            119,769           64,334             99,632
    Other, net                                                       (32,300)         (87,033)           (34,945)
                                                             ------------------------------------------------------
Income before income taxes                                           407,876          185,508            297,284
Income tax expense (benefit)                                           4,948            4,150            (82,024)
                                                             ------------------------------------------------------
Net income                                                           402,928          181,358            379,308
Capital contributions                                                      -          340,775                  -
Divisional equity at beginning of year                             3,578,634        3,056,501          2,677,193
                                                             ------------------------------------------------------
Divisional equity at end of year                                $  3,981,562     $  3,578,634       $  3,056,501
                                                             ======================================================



See accompanying notes.

                        Biosolids Division of Recyc, Inc.

                            Statements of Cash Flows




                                                                             YEAR ENDED DECEMBER 31
                                                                     1997             1996              1995
                                                              ------------------------------------------------------


OPERATING ACTIVITIES
Net income                                                        $   402,928       $   181,358      $   379,308
Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
       Depreciation and amortization                                  548,767           449,125          490,912
       Deferred income taxes                                            4,148             3,350          (82,824)
       Gain on sale of assets                                         (37,000)          (96,538)         (45,992)
       Provision for losses on accounts receivable                     12,000            12,000           12,000
       Changes in operating assets and liabilities:
          Accounts receivable                                        (307,956)          216,721         (540,907)
          Intercompany receivables                                   (656,348)          105,939         (237,361)
          Prepaid expenses and other                                  (16,699)           60,172           (4,339)
          Long-term accounts receivable                                (9,639)           24,837           (8,637)
          Intangible assets                                          (429,297)         (157,209)        (123,268)
          Accounts payable                                            119,685          (451,642)         548,767
          Accrued expenses and other liabilities                     (128,603)          (34,070)         (23,354)
                                                              ------------------------------------------------------
Net cash provided by (used in) operating activities                  (498,014)          314,043          364,305

INVESTING ACTIVITIES
Purchases of equipment and improvements                                     -          (441,978)        (346,852)
Proceeds from sale of assets                                           54,721           139,325          159,560
                                                              ------------------------------------------------------
Net cash provided by (used in) investing activities                    54,721          (302,653)        (187,292)

FINANCING ACTIVITIES
Decrease (increase) in note receivable from shareholder                (1,192)           24,120           42,950
(Principal payments on) proceeds from notes payable                   196,753           113,920          (41,331)
                                                              ------------------------------------------------------
Net cash provided by financing activities                             195,561           138,040            1,619
                                                              ------------------------------------------------------

Decrease (increase) in cash overdraft                                (247,732)          149,430          178,632
Cash overdraft at beginning of year                                  (128,478)         (277,908)        (456,540)
                                                              ------------------------------------------------------
Cash overdraft at end of year                                     $  (376,210)      $  (128,478)     $  (277,908)
                                                              ======================================================



See accompanying notes.

                        Biosolids Division of Recyc, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

Recyc, Inc. (the "Company") is a closely held corporation established on May 13, 1987. Through its biosolids division (the "Biosolids Division"), the Company is in the business of contracting with municipalities located in Southern California for the management of biosolids (sludge) from sewage treatment plants. The Company's facility, having a California integrated waste facilities permit, allows the municipalities to gain AB 939 waste diversion credit. The Company transports the biosolids to its facility, composts them, and sells the compost to nurseries, landscapers and farmers under the name Bremer Landscape Supply. Company operations outside of the Biosolids Division consist of tree nurseries that wholesale specimen trees in California, Nevada and Arizona under the name Bergen Nurseries.

The accompanying financial statements have been prepared in consideration of the possible sale of the Company's Biosolids Division operations and include only the accounts of the Biosolids Division of Recyc, Inc. Such financial statements do not purport to represent the financial position or operations of Recyc, Inc. as a whole, or necessarily reflect the results of operations of the Biosolids Division that may have been achieved had the Biosolids Division been a separate, stand-alone entity during the periods presented, or the results of operations which may be achieved in the future. Such financial statements include costs incurred by the Company that are directly attributable to the Biosolids Division's operations as well as the Biosolids Division's allocable share of other corporate costs.

ALLOCATION OF COSTS AND EXPENSES

The accompanying statements of income include revenues directly attributable to the operations of the Biosolids Division and costs and expenses both directly attributable to the Biosolids Division as well as certain costs of the Company that have been allocated to the Biosolids Division as further discussed below.

Direct expenses, such as components of cost of sales and certain salaries, are recorded to the appropriate division of the Company as incurred. Certain indirect expenses for which there is a measurable basis for allocation, such as interest expense, trucking and related costs, salaries and general insurance are allocated between the divisions of the Company using various measurable bases. For example, interest expense related to Company debt which has been utilized to acquire assets for a specific division's use is allocated to that division, while trucking related costs are allocated based upon trucking miles utilized by each division. In addition, income taxes were recalculated for the Biosolids Division on a stand-alone basis.

                        Biosolids Division of Recyc, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

In situations where specific identification of expenses to a division is not practicable and there is no easily measurable basis for allocation, costs are either allocated equally between the divisions or based upon a relative percentage of total sales revenue depending upon the nature of the cost or expense. Examples of such expenses include accounting and legal services, and corporate overhead costs.

Management considers its methodologies for specifically identifying or allocating costs and expenses to the Biosolids Division to be reasonable and to present fairly the costs and expenses of the Biosolids Division.

REVENUE RECOGNITION

Revenues and costs of goods sold are recognized when services are performed or goods are shipped to the customer.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations and amounts provided for doubtful accounts.

For the years ended December 31, 1997, 1996 and 1995, the Biosolids Division had three customers which cash accounted for at least 10% of total sales. The following table summarizes total sales and accounts receivable for the years ended December 31 for these three customers:

                                1997                             1996                             1995
                  ------------------------------------------------------------------ --------------------------------
                      SALES          ACCOUNTS          SALES          ACCOUNTS          SALES          ACCOUNTS
                   PERCENTAGE       RECEIVABLE      PERCENTAGE       RECEIVABLE      PERCENTAGE       RECEIVABLE
---------------------------------------------------------------------------------------------------------------------

Customer 1             16.2%        $   70,213         20.8%         $  146,008          17.5%        $  144,785
Customer 2             11.8%            60,640         13.0%             65,860          13.0%           100,101
Customer 3             30.4%           374,891         30.4%            147,805          15.7%           141,391

                        Biosolids Division of Recyc, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and includes those assets owned by the Company that are utilized in the operations of the Biosolids Division. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

       Machinery and equipment                              7 years
       Transportation equipment                             5 years
       Office furniture and equipment                       7 years
       Buildings                                           30 years
       Leasehold improvements                         Life of Lease

In March 1995, the Financial Accounting Standards Board issued statement of Financial Accounting Standard No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets." The Standard requires the Company to review the carrying amount of long-lived assets, identifiable intangibles and related goodwill to determine whether any indicators of impairment are present. At December 31, 1997, 1996 and 1995, the Company's review of its long-lived assets utilized in the operations of the Biosolids Division showed no indications of loss or impairment, therefore, there has been no impact of the implementation of FAS 121 on the Biosolids Division's financial position or results of operations.

INTANGIBLE ASSETS

Intangible assets relate to costs incurred to acquire licenses and permits related to the composting facility of the Biosolids Division (Note 6). Intangible assets are stated at cost and are amortized over the life of the license or the permit using the straight-line method.

INCOME TAXES

The Company has elected S Corporation status for federal and state income tax reporting purposes. Due to this election, all income or loss for federal tax reporting purposes is passed through to the Company's stockholder. The Company's liability for income tax is limited to the state franchise tax rate of 1.5% in 1997, 1996 and 1995 and has been allocated among the divisions of the Company based upon the taxable income of each division.

                        Biosolids Division of Recyc, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

NONCASH FINANCING ACTIVITIES

Equipment additions of the Biosolids Division of approximately $666,100 and $105,600 were financed with long-term debt during the years ended December 31, 1997 and 1996, respectively. No equipment additions were financed with long-term debt during the year ended December 31, 1995.

During 1996, the Company's sole shareholder contributed land and buildings to the Company to be utilized by the Biosolids Division. This contribution was recorded as contributed capital by the Company at the shareholder's basis of approximately $341,000 and is reflected as part of divisional equity in the accompanying financial statements of the Biosolids Division.

2. INTERCOMPANY RECEIVABLES

Intercompany receivables consist of cash advances, including allocations for corporate overhead costs paid for by the Biosolids Division, made to Rentrac, Inc., an affiliate of the Company, and to Bergen Nurseries, a division of the Company. The Biosolids Division has also made cash advances to the Company's shareholder that are included in notes receivable. The Company has agreed not to demand payment of the notes receivable due from the Company's shareholder prior to January 1, 1999.

3. LONG-TERM ACCOUNTS RECEIVABLE

The Company has made certain arrangements for collections of compost receivables with two customers of the Biosolids Division that specify payment terms over several years; therefore, the receivables are classified as noncurrent in the accompanying balance sheet.

4. NOTES PAYABLE

The Company's debt includes certain lines of credit and equipment loans that are directly attributable to the operations of the Biosolids Division. Therefore, such amounts are included in the accompanying financial statements. Certain other notes payable to related parties have also been included as the borrowed funds were determined to have been utilized by the Biosolids Division.

                        Biosolids Division of Recyc, Inc.

4. NOTES PAYABLE (CONTINUED)

Long-term debt of the Biosolids Division consists of the following at December
31:

                                                                                      1997                1996
                                                                              -------------------------------------

       Revolving line of credit, interest payable monthly at prime plus 5%
          (9.0% at December 31, 1997), principal due June 1, 1998,
          collateralized by substantially all assets of the Company             $     998,000                    -
       Equipment loans payable, interest and payable monthly (10% at
          December 31, 1997), with maturity dates no later than March 2002, collateralized by substantially all assets of the Company
                                                                                      391,855          $   426,434
       Equipment loans payable, interest ranging from 2.9% to 9.26%, interest and principal payable monthly with maturity dates no later than June
          2000, collateralized by certain Biosolids Division equipment
                                                                                      151,647              208,495
       Related parties:
          Unsecured, subordinated note payable to shareholder,
              interest at 7%, principal and accrued interest payable
              December 31, 2001                                                       115,401              120,401
          Operating loan payable with related party, interest at
              7.625% payable monthly, outstanding principal payable on
              June 1, 2002                                                            139,500              143,000
          Operating loan payable with related party, interest at 8%
              payable monthly, outstanding principal payable on demand
                                                                                       25,000               25,000
                                                                              --------------------------------------
                                                                                    1,821,403              923,330
       Less current portion                                                         1,136,984              700,916
                                                                              ======================================
                                                                                $     684,419          $   222,414
                                                                              ======================================


Based on the Company's bank agreement, assets of the Biosolids Division are used as collateral in loans for the Bergen Nurseries division. The Company's shareholder has provided a guaranty to the bank for the Company's term loan, and the Company has provided a guaranty to the bank for a seven-year term loan to the shareholder in the amount of approximately $1,389,000. Included in the current portion of the Biosolids Division's long-term debt at December 31, 1997 is the $998,000 balance outstanding under the Company's line of credit, which is renewable annually on June 1.

Principal maturities of the long-term debt of the Biosolids Division for the fiscal years subsequent to December 31, 1997 are approximately:


       1998                                       $   1,136,984
       1999                                             178,158
       2000                                             118,129
       2001                                             220,622
       2002                                             167,510
                                             -----------------------
                                                  $   1,821,403
                                             =======================

Interest paid by the Biosolids Division for the years ended December 31, 1997, 1996 and 1995 was approximately $96,300, $77,400 and $100,100, respectively. Included in these amounts are interest expense and interest paid to related parties by the Biosolids Division for the years ended December 31, 1997, 1996 and 1995 of approximately $22,700, $29,100 and $20,700, respectively.

5. OPERATING LEASES

The Company leases certain facilities and equipment used in the operations of the Biosolids Division under noncancelable operating leases that have initial or remaining lease terms in excess of one year. Certain equipment leases include the option to purchase the equipment for its fair market value at the end of the lease term. Future minimum payments by year and in the aggregate under these leases at December 31, 1997 are as follows:

                                        RELATED
Year ending December 31,                 PARTY                 OTHER                 TOTAL
                                    ----------------------------------------------------------------

       1998                           $     540,000           $   327,259         $     867,259
       1999                                 277,500               250,194               527,694
       2000                                  90,000                15,489               105,489
       2001                                  90,000                     -                90,000
       2002                                  90,000                     -                90,000
       Thereafter                           481,500                     -               481,500
                                    ----------------------------------------------------------------
                                      $   1,569,000           $   592,942         $   2,161,942
                                    ================================================================

Included above are several related-party leases between the Company and its sole shareholder whereby the Company leases its corporate office, composting site, equipment and other land used by the Biosolids Division at a combined monthly cost of $45,000 at December 31, 1997. These leases expire at various dates through May 2007. Rent expense paid by the Biosolids Division to the sole shareholder was $495,000, $455,000 and $420,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

Rent expense directly attributable or allocated to the Biosolids Division relating to all operating leases (inclusive of related-party leases) was approximately $817,300, $888,000 and $876,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

6. INCOME TAXES

The components of state income tax expense for the years ended December 31 are as follows:

                                       1997                  1996                  1995
                              -------------------------------------------------------------------

       Current                       $     800             $     800            $       800
       Deferred                          4,148                 3,350                (82,824)
                              ===================================================================
                                     $   4,948             $   4,150            $   (82,024)
                              ===================================================================


As of December 31, 1997 and 1996, the Biosolids Division had deferred income tax liabilities of approximately $11,000 and $7,000, respectively. This is primarily comprised of depreciation and basis of accounting differences for tax purposes.

The Company paid income taxes of approximately $1,000 and $21,000 during the years ended December 31, 1997 and 1996, respectively, and none in 1995 that were attributable to the operations of the Biosolids Division. The $21,000 payment in 1996 included approximately $20,000 related to a previously provided for tax liability related to the 1993 and 1994 tax years.

7. COMPOSTING FACILITY PERMIT

In October 1996, the County of Riverside approved a revised conditional use permit for the expansion of the Company's composting facility used by the Biosolids Division. The permit is valid through December 31, 2009. Under the terms of the permit, the Company will be allowed to increase the intake of material from 500 tons per day to 1,232 tons per day, over a three-year period commencing January 1, 1998. This increase is dependent upon the Company's continual compliance with various regulatory terms and conditions. Among the conditions is the posting of a $100,000 letter of credit and a $400,000 performance bond to ensure site clean-up upon cessation of operations. In January 1997, the Company obtained a $100,000 letter of credit and a $400,000 performance bond in accordance with the terms of the permit. The permit conditions allow for a reduction in material intake and the permit life in the event of the Company's noncompliance with permit terms and conditions.

8. CONTINGENCIES

The Company is involved with pending litigation which has arisen in the ordinary course of business. Although the outcome of these matters is not presently determinable, management does not expect the resolution of these matters will have a material adverse impact on the financial condition of the Biosolids Division.

At December 31, 1997, the Company has outstanding a $100,000 letter of credit and a $400,000 performance bond which are related to the expansion of the Company's composting facility used by the Biosolids Division as discussed above. The Company also has outstanding a $200,000 irrevocable letter of credit which was issued as collateral for the performance bond. The letters of credit and performance bond are for one-year terms with annual renewal provisions.

At December 31, 1997, the Company also has outstanding three mine reclamation bonds totaling $178,909 relating to surface mining operations on real property leased by the Company on behalf of the Biosolids division. These bonds will remain outstanding until closure and reclamation of the associated mines.

9. SUBSEQUENT EVENT

At the close of business on December 31, 1997, the Company implemented a reorganization plan to restructure its lines of business. The reorganization is tax free under Internal Revenue Code Sections 351 and 1361. Under the plan of reorganization, the Company's shareholder contributed his stock in the Company to a parent company, Professional Growers Inc. (PGI), in exchange for stock of PGI. The Company subsequently distributed substantially all of its non-Biosolids Division assets and liabilities to PGI, some of which were then contributed by PGI into other subsidiary companies. As a result of this reorganization, the assets and liabilities of the former Biosolids Division, as of December 31, 1997 included in the accompanying financial statements, are held in a corporation, Recyc Inc., which is a wholly owned subsidiary of PGI. This reorganization does not result in a change in the carrying values of the Company's assets and liabilities.

                        BIOSOLIDS DIVISION OF RECYC, INC.


                                 BALANCE SHEET

                                  (Unaudited)




                                                                    March 31
                                                                       1998
                                                                   -----------
                                         ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                       $   205,659
   Accounts receivable, net                                            706,967
   Intercompany receivables                                             -
   Prepaid expenses and other                                          189,533
                                                                   -----------

                        Total current assets                         1,102,159

PROPERTY PLANT, AND EQUIPMENT, net                                   1,647,398

LONG-TERM ACCOUNTS RECEIVABLE                                          333,522

NOTE RECEIVABLE FROM SHAREHOLDER                                       183,557

INTANGIBLE ASSETS, net                                                 747,719
                                                                   -----------

                        Total assets                               $ 4,014,355
                                                                   ===========

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                $   629,730
   Accrued expenses                                                    388,689
   Current portion of notes payable                                  1,136,984
                                                                   -----------

                        Total current liabilities                    2,155,403

NOTES PAYABLE, less current portion                                    766,322

DEFERRED INCOME TAXES                                                  141,362
                                                                   -----------

                        Total liabilities                            3,063,087

COMMITMENTS AND CONTINGENCIES

EQUITY                                                                 951,268
                                                                   -----------

                        Total liabilities and equity               $ 4,014,355
                                                                   ===========



                             See accompanying notes.

                        BIOSOLIDS DIVISION OF RECYC, INC.


                              STATEMENTS OF INCOME

                                   (Unaudited)



                                                                          Three Months
                                                                         Ended March 31
                                                                   ----------------------------
                                                                      1997             1998
                                                                   -----------     ------------

NET SALES                                                          $ 1,394,513     $  1,546,160

COST OF SALES                                                        1,349,195        1,447,656
                                                                   -----------     ------------
                       Gross profit                                     45,318           98,504

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           403,828          381,339
                                                                   -----------     ------------

                       Operating income (loss)                        (358,510)        (282,835)

OTHER INCOME (EXPENSE):
   Interest expense, net                                               (18,033)         (49,879)
   Other, net                                                           (5,016)          -
                                                                   -----------     ------------

                       Income (loss) before income taxes              (381,559)        (332,714)

INCOME TAX EXPENSE (BENEFIT)                                            -                -
                                                                   -----------     ------------
NET LOSS                                                           $  (381,559)    $   (332,714)
                                                                   ===========     ============




                             See accompanying notes.

                        BIOSOLIDS DIVISION OF RECYC, INC.


                            STATEMENTS OF CASH FLOWS

                                   (Unaudited)


                                                                          Three Months
                                                                         Ended March 31
                                                                   -----------      -----------
                                                                      1997             1998
                                                                   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $  (381,559)    $   (332,714)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities-
       Depreciation and amortization                                   121,382          149,325
       Deferred income taxes                                           134,055          106,685
       Changes in operating assets and liabilities-
         Accounts receivable                                           (98,347)         126,468
         Intercompany receivables                                      (29,825)         268,410
         Prepaid expenses and other                                     (4,540)         (37,054)
         Long-term accounts receivable                                  (5,606)          (1,583)
         Intangible assets                                            (153,400)        (104,765)
         Accounts payable                                              278,199         (133,033)
         Accrued expenses and other liabilities                       (189,260)          81,123
         Other, net                                                      2,746              894
                                                                   -----------     ------------

              Net cash provided by (used in) operating activities     (326,155)         123,756
                                                                   -----------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment and improvements                            (113,229)          -
                                                                   -----------     ------------
              Net cash provided by (used in) investing activities     (113,229)          -
                                                                   -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   (Principal payments on) proceeds from notes payable                 439,384           81,903
                                                                   -----------     ------------
              Net cash provided by financing activities                439,384           81,903
                                                                   -----------     ------------
DECREASE (INCREASE) IN CASH AND CASH EQUIVALENTS                        -               205,659

CASH AND CASH EQUIVALENTS, beginning of year                            -                -
                                                                   -----------     ------------
CASH AND CASH EQUIVALENTS, end of year                             $    -          $    205,659
                                                                   ===========     ============



                             See accompanying notes.

                        BIOSOLIDS DIVISION OF RECYC, INC.


                     NOTES TO UNAUDITED FINANCIAL STATEMENTS



1.  ACCOUNTING POLICIES:

Organization and Basis of Presentation

Recyc, Inc. (the Company), is a closely held corporation established on May 13, 1987. Through its biosolids division (the Biosolids Division), the Company is in the business of contracting with municipalities located in Southern California for the management of biosolids (sludge) from sewage treatment plants. The Company's facility, having a California integrated waste facilities permit, allows the municipalities to gain AB 939 waste diversion credit. The Company transports the biosolids to its facility, composts them and, under the name Bremer Landscape Supply, sells the compost to nurseries, landscapers and farmers. Company operations outside of the Biosolids Division consist of tree nurseries that wholesale specimen trees in California, Nevada and Arizona under the name Bergen Nurseries.

The accompanying financial statements have been prepared in consideration of the possible sale of the Company's Biosolids Division operations and include only the accounts of the Biosolids Division of Recyc, Inc. Such financial statements do not purport to represent the financial position or operations of Recyc, Inc., as a whole or necessarily reflect the results of operations of the Biosolids Division that may have been achieved had the Biosolids Division been a separate, stand-alone entity during the periods presented or the results of operations which may be achieved in the future. Such financial statements include costs incurred by the Company that are directly attributable to the Biosolids Division's operations as well as the Biosolids Division's allocable share of other corporate costs.

Interim Financial Information

The interim financial statements for the three months ended March 31, 1997, and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

Allocation of Costs and Expenses

The accompanying statements of income include revenues directly attributable to the operations of the Biosolids Division and costs and expenses both directly attributable to the Biosolids Division as well as certain costs of the Company that have been allocated to the Biosolids Division as further discussed below.

Direct expenses, such as components of cost of sales and certain salaries, are recorded to the appropriate division of the Company as incurred. Certain indirect expenses for which there is a measurable basis for allocation, such as interest expense, trucking and related costs, salaries and general insurance, are allocated between the divisions of the Company using various measurable bases. For example, interest expense related to Company debt which has been utilized to acquire assets for a specific division's use is allocated to that division, while trucking-related costs are allocated based upon trucking miles utilized by each division. In addition, income taxes were recalculated for the Biosolids Division on a stand-alone basis.

In situations where specific identification of expenses to a division is not practicable and there is no easily measurable basis for allocation, costs are either allocated equally between the divisions or based upon a relative percentage of total sales revenue, depending upon the nature of the cost or expense. Examples of such expenses include accounting and legal services and corporate overhead costs.

Management considers its methodologies for specifically identifying or allocating costs and expenses to the Biosolids Division to be reasonable and to present fairly the costs and expenses of the Biosolids Division.

Revenue Recognition

Revenues and costs of goods sold are recognized when services are performed or goods are shipped to the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and includes those assets owned by the Company that are utilized in the operations of the Biosolids Division. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

       Machinery and equipment                                7 years
       Transportation equipment                               5 years
       Office furniture and equipment                         7 years
       Buildings                                             30 years
       Leasehold improvements                           Life of lease

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets." This standard requires the Company to review the carrying amount of long-lived assets, identifiable intangibles and related goodwill to determine whether any indicators of impairment are present. At March 31, 1997 and 1998, the Company's review of its long-lived assets utilized in the operations of the Biosolids Division showed no indications of loss or impairment; therefore, there has been no impact of the implementation of SFAS No. 121 on the Biosolids Division's financial position or results of operations.

Intangible Assets

Intangible assets relate to costs incurred to acquire licenses and permits related to the composting facility of the Biosolids Division. Intangible assets are stated at cost and are amortized over the life of the license or permit using the straight-line method.

Income Taxes

The Company has elected S Corporation status for federal and state income tax reporting purposes. Due to this election, all income or loss for federal tax reporting purposes is passed through to the Company's shareholder. The Company's liability for income tax is limited to the state franchise tax rate of 1.5 percent in 1997 and 1998 and has been allocated among the divisions of the Company based upon the taxable income of each division.

Noncash Financing Activities

Equipment additions of the Biosolids Division of approximately $105,600 and $666,100 were financed with long-term debt during the years ended December 31, 1996 and 1997, respectively. No equipment additions were financed with long-term debt during the year ended December 31, 1995.

During 1996, the Company's sole shareholder contributed land and buildings to the Company to be utilized by the Biosolids Division. This contribution was recorded as contributed capital by the Company at the shareholder's basis of approximately $341,000 and is reflected as part of divisional equity in the accompanying financial statements of the Biosolids Division.

2.  INTERCOMPANY RECEIVABLES:

Intercompany receivables consist of cash advances, including allocations for corporate overhead costs paid for by the Biosolids Division, made to Rentrac, Inc., an affiliate of the Company, and to Bergen Nurseries, a division of the Company. The Biosolids Division has also made cash advances to the Company's shareholder that are included in notes receivable. The Company has agreed not to demand payment of the notes receivable due from the Company's shareholder prior to January 1, 1999.

3.  LONG-TERM ACCOUNTS RECEIVABLE:

The Company has made certain arrangements that specify payment terms over several years for collections of compost receivables with two customers of the Biosolids Division; therefore, the receivables are classified as noncurrent in the accompanying balance sheets.

4.  NOTES PAYABLE:

The Company's debt includes certain lines of credit and equipment loans that are directly attributable to the operations of the Biosolids Division. Therefore, such amounts are included in the accompanying financial statements. Certain other notes payable to related parties have also been included as the borrowed funds were determined to have been utilized by the Biosolids Division.



                                      F-42